UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO - CENTERSQUARE REAL ESTATE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

            , 2016

As a shareholder of the Variable Portfolio - CenterSquare Real Estate Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the renaming of the Fund and related changes, including the approval of a new subadviser. At a meeting of the Trust’s Board of Trustees (the “Board”) on March 15, 2016, the Board approved, among other things, (i) a change to the Fund’s name from Variable Portfolio - Morgan Stanley Global Real Estate Fund to Variable Portfolio - CenterSquare Real Estate Fund; (ii) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Morgan Stanley Investment Management Inc. (the “Former Subadviser”); (iii) a subadvisory agreement between the Investment Manager and CenterSquare Investment Management, Inc. (“CenterSquare”); and (iv) a modification to the Fund’s principal investment strategies and principal risks to reflect CenterSquare’s investment process.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of the subadviser change is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least             , 2016. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by             , 2017. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6546-65 A (7/16)

VARIABLE PORTFOLIO - CENTERSQUARE REAL ESTATE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about             , 2016. This Information Statement is being made available to shareholders of Variable Portfolio -CenterSquare Real Estate Fund (formerly, Variable Portfolio - Morgan Stanley Global Real Estate Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions, such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a Management Agreement dated July 1, 2015 and amended and restated as of April 25, 2016 and effective May 1, 2016. Prior to May 1, 2016, the Investment Manager served as investment manager to the Fund pursuant to an Investment Management Services Agreement dated March 1, 2011, and amended August 26, 2015, and most recently renewed on June 15-17, 2015 (the “June Meeting”). Also at the June Meeting, in addition to the approval of the renewal of the Fund’s Investment Management Services Agreement, the Board approved the combination of the Fund’s Investment Management Services Agreement with the Fund’s Administrative Services Agreement, each with the Investment Manager, into the Fund’s Management Agreement, that became effective for the Fund on May 1, 2016. As a result of this combination, effective May 1, 2016, the Fund’s management fees reflect the combined advisory fees and administrative service fees under the two agreements as of such date.

Under the Management Agreement, the Investment Manager monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and the Investment Manager’s policies.

CENTERSQUARE INVESTMENT MANAGEMENT, INC. AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on March 15, 2016, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of the Investment Manager to (i) change the Fund’s name from Variable Portfolio - Morgan Stanley Global Real Estate Fund to Variable Portfolio - CenterSquare Real Estate Fund; (ii) terminate the subadvisory agreement between the Investment Manager and Morgan Stanley Investment Management Inc. (the “Former Subadviser”); (iii) approve a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and CenterSquare Investment Management, Inc. (“CenterSquare”); and (iv) modify the Fund’s principal investment strategies and principal risks to reflect CenterSquare’s investment process. The Subadvisory Agreement went into effect on June 1, 2016. Prior to June 1, 2016, the Fund had been subadvised by the Former Subadviser since the Fund’s inception in May 2010.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to CenterSquare

Under the Management Agreement, the Fund pays the Investment Manager a management fee, calculated at the rates of:

Variable Portfolio - CenterSquare Real Estate Fund
Net Assets (billions)	Annual rate at each asset level*
First $0.5	0.750%
Next $0.5	0.745%
Next $0.5	0.720%
Next $1.5	0.670%
Over $3.0	0.660%

*	These rates reflect combined management and administrative services fees.

The table above represents the fee rates payable by the Fund to the Investment Manager. The Investment Manager, in turn, pays CenterSquare a fee out of its own assets, calculated at the rate of:

•	0.40% on the first $200 million, reducing to 0.30% as assets increase.

The Investment Manager paid the Former Subadviser a fee out of its own assets under the former subadvisory agreement with the Former Subadviser at the rate of:

•	0.50% on the first $200 million, reducing to 0.40% as assets increase.

Fees paid by the Fund to the Investment Manager for the period from January 1, 2016 through June 1, 2016*	Fees paid by the Investment Manager to the Former Subadviser for the period from January 1, 2016 to June 1, 2016	Estimated fees that
would have been paid
by the Investment
Manager to
CenterSquare had the
Subadvisory
Agreement with
CenterSquare been in
effect for the
period from January 1,
2016 to June 1, 2016
and based on the assets
in the Fund during this
time period**	Estimated difference
between the fees paid
to the Former
Subadviser and the
fees that would have
been paid to
CenterSquare for the
period from January 1,
2016 to June 1, 2016
and based on the assets
in the Fund during this
time period**
Variable Portfolio - CenterSquare Real Estate Fund (fiscal year ended 12/31/15)	$727,704.12	$432,130.79	$347,135.37	($84,995.42)

*	The Investment Manager uses these fees to pay the subadviser.
**	These amounts are based upon monthly average net assets.

INFORMATION ABOUT CENTERSQUARE

CenterSquare was founded in 1987 to provide direct real estate investment management services to institutional investors. CenterSquare is focused exclusively on public and private real estate, managing domestic, international and global real estate strategies. CenterSquare is indirectly owned by The Bank of New York Mellon Corporation (“BNYM”), which acquired CenterSquare in 2006. The parent company is CenterSquare Investment Management Holdings, Inc., located at 630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462. CenterSquare has 12 years of subadvisory experience. As of May 31, 2016, CenterSquare had approximately $8.6 billion in assets under management. CenterSquare’s principal offices are located at 630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462.

The following table provides information on the principal executive officers and directors of CenterSquare:

Name	Title/Responsibilities	Address
Eric Todd Briddell	Chief Executive Officer and Chief Investment Officer	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Frank John Ferro	General Counsel	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

David Lawrence Rabin	Managing Director, Private Real Estate	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

R. Joseph Law	Chief Financial Officer and Chief Compliance Officer	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Scott Frederick Maguire	Managing Director and Global Head of Client Service and Marketing	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Dean Eliot Frankel	Global Co-Head, Real Estate Securities	630 West Germantown Pike, Suite 300, Plymouth Meeting, PA 19462

Other Funds with Similar Investment Objectives Managed by CenterSquare

Name	Assets Managed by CenterSquare as of May 31, 2016	Fee Rate Payable to CenterSquare
AMG Managers Real Estate Securities Fund*	$386 million	Effective rate 0.40%
GE Investments Real Estate Securities Fund*	$76 million	Effective rate 0.50%

*	CenterSquare serves as subadviser.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the March 15, 2016 Board meeting, the Board, including all of the Independent Trustees, unanimously approved the proposal to (i) change the Fund’s name to Variable Portfolio - CenterSquare Real Estate Fund; (ii) terminate the subadvisory agreement between the Investment Manager and the Former Subadviser; (iii) approve the proposed Subadvisory Agreement between the Investment Manager and CenterSquare for the Fund; and (iv) modify the Fund’s principal investment strategies and principal risks to reflect CenterSquare’s investment process. Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also recalled its consideration and approval of advisory and subadvisory agreements for annual renewal purposes at its June 2015 Meeting (“June Meeting”) and, in that connection, Independent legal counsel’s discussion of the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with CenterSquare. The Board, including members of its Contracts Committee, held meetings and discussions with the Investment Manager and reviewed and considered various written materials and oral presentations in connection with the evaluation of CenterSquare’s proposed services, including the fees and terms of the proposed Subadvisory Agreement and the investment strategies/style, performance and trading practices and the code of ethics and compliance program of CenterSquare. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with CenterSquare.

Nature, Extent and Quality of Services to be provided by CenterSquare

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by CenterSquare as subadviser for the Fund, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel.

The Board observed that CenterSquare’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of CenterSquare and its ability to carry out its responsibilities under the proposed Subadvisory Agreement, noting that CenterSquare is a subsidiary of BNYM. The Board also recalled the information provided by the Investment Manager regarding CenterSquare’s personnel, its risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement, including that the relatively broad scope of services required to be performed by CenterSquare was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board recalled the Investment Manager’s representation that CenterSquare has experience managing registered mutual funds. The Board also considered, in this regard, the proposed termination of the Former Subadviser and the Investment Manager’s explanation that the termination was due to an effort to restructure the Fund to operate as a domestic rather than global real estate fund and to improve the Fund’s risk/return profile. In that regard, the Board recalled the reports regarding the search process undertaken by the Investment Manager to identify a prospective successor subadviser meeting the Investment Manager’s criteria.

Investment Performance of CenterSquare

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment advisory and subadvisory agreements. The Board considered CenterSquare’s investment performance, noting that CenterSquare delivered relatively strong performance results over one-, three-, five- and ten-year periods for a substantially similar strategy proposed for the Fund.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that CenterSquare was in a position to provide a high quality level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to CenterSquare would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed, however, that as a result of the restructuring of the Fund, the Investment Manager proposed and the Board approved a reduction to the Fund’s current management fee rate (the “Management Fee Reduction”). The Board observed the resulting reduced expense ratio for the Fund. The Board also reviewed data regarding fees charged by CenterSquare to other clients, observing that the proposed subadvisory fees are generally in line with the range of subadvisory fees charged to other clients. The Board further observed that the fees charged by CenterSquare are generally in line with the range of subadvisory fees paid by the Investment Manager to subadvisers of other funds managed by the Investment Manager. The Board also considered the expected change in total profitability of the Investment Manager and its affiliates in connection with the hiring of CenterSquare, noting that no material change is expected as a result of the hiring of CenterSquare. The Board concluded that the total profitability levels remained within the reasonable ranges of profitability levels reported at the Fund’s June Meeting.

Economies of Scale

The Board also considered economies of scale, if any, that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered that the proposed subadvisory fees are not paid by the Fund. The Board further considered that the proposed Subadvisory Agreement with CenterSquare provides for lower fees as assets increase at pre-established breakpoints. The Board observed that the Investment Manager would be paying out less to CenterSquare than to the Former Subadviser and considered whether there would be increased opportunities for economies of scale to be shared with shareholders as a result. In this regard, the Board observed the Management Fee Reduction and the expected resulting reduced expense ratio. The Board concluded that, after taking into account the subadviser change, the Fund would continue to have opportunities to share any economies of scale with Fund shareholders.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid and the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services proposed to be provided. In reaching this conclusion, no single factor was determinative.

On March 15, 2016, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of May 31, 2016, the Investment Manager, through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co of New York (located at 20 Madison Avenue Extension, Albany, NY 12203), owned over 94% of the outstanding shares.

As of May 31, 2016, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by telephone at 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by telephone at 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

S-6546-64 A (7/16)